June 27, 2014 Name

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Ocean City Home Bank wants you to look forward to an active, healthy and financially stable retirement. Our 401(k) Plan is a valuable part of your benefits package and offers an easy and convenient way to prepare for a comfortable future.

We believe the service provider for our Plan can have a significant impact on your ability to customize a savings and investing approach that’s right for you. After a careful review in conjunction with our 401(k) advisors at The Centurion Group, we are pleased to announce that The Newport Group will be our new 401(k) Plan service provider starting in August. When the transition to Newport is complete, you can look forward to the following:

•	Ongoing access to an interactive and personalized retirement planning report that projects your income at retirement

•	A menu of diverse investment options representing a broad range of well-known asset managers

•	A state-of-the-art, secure website for online access to your account; quarterly e-statements; and access to education representatives through the toll-free Participant Service Center

•	Online service features, such as beneficiary designations, account distributions, enrollment and contribution rate changes

•	Target date retirement funds that automatically adjust over time to help meet changing risk and return objectives as your retirement date approaches

•	Roth 401(k), which gives you the flexibility to save after-tax

What You Need to Know… Now

No action is required from you at this time. Your investment choices, transaction abilities, and account access will remain the same until late July. From that time until the blackout ends in August you will be unable to make changes to your account.

Your current 401(k) account will automatically transfer to Newport. In August, the transition is expected to be complete and you will receive information on how to access your account through the Newport website.

Over the next couple of months, you will receive additional information pertaining to this transition. We will be conducting onsite employee meetings in late August. Watch for meeting dates and times to be announced in the coming weeks.

If you have any questions regarding this transition or about your 401(k) Plan benefits, please contact Sharon Taggart at 609-927-7722 or staggart@ochome.com.

© 2014 THE NEWPORT GROUP	RETIREMENT PLAN SERVICES: BLACKOUT NOTICE 06122014

Transition Timeline

Read below for important dates and information related to the upcoming changes.

Now through July 28	Pre-transition

Continue to contact Prudential to access your account as usual. This is the last day to:

•	Submit a request for a distribution or loan

•	Make changes to your contribution rate

•	Change your investment elections for future contributions and transfer existing balances between funds

•	Complete a rollover into your account

July 28 at 4pm ET	Blackout period begins

No changes are permitted to your account on or after this date until the blackout period ends

Week ending August 22	Blackout period is expected to end

After the transition is complete, you will receive information on how to access your account. You will have unrestricted access to the new account management website, plandestination.com.

Late August	Employee educational meetings

We will conduct 401(k) retirement educational sessions for all employees at the end of August. The meeting will summarize the new investment options and discuss important transition information. More details will follow shortly.

•	401(k) payroll deductions will be uninterrupted and continue as normal during this process

•	Once the transition is complete, you will receive a final account statement from Prudential and then your initial Newport statement at the end of the quarter.

© 2014 THE NEWPORT GROUP	RETIREMENT PLAN SERVICES: BLACKOUT NOTICE 06122014

How Assets Are Transferred During the Blackout Period

There are two transfer methods being applied depending upon how your current balances are invested and what your instructions for future contributions are. These methods are as follows:

Track A – GoalMaker

If you are using the Prudential GoalMaker tool for the investment of your account, your balances and instructions for future contributions will be transferred to one of the Vanguard Target Retirement Funds based on your year of birth as described in the following table:

Target Date Retirement Fund	For Birth Dates Between
Vanguard Target Retirement Income	1942 and Before
Vanguard Target Retirement 2010	1943-1952
Vanguard Target Retirement 2020	1953-1962
Vanguard Target Retirement 2030	1963-1972
Vanguard Target Retirement 2040	1973-1982
Vanguard Target Retirement 2050	1983-1992
Vanguard Target Retirement 2060	1993 and After

There are some exceptions to this transfer method. If you have balances in the Ocean Shore Holding Company stock, your balances and instructions for future contributions to the stock will be maintained. Also, if you have a balance in the Stable Value Fund, your balance in that fund will be maintained, although your instructions for future contributions will be transferred to one of the Vanguard Target Retirement funds as explained above.

Track B – Core Funds

If you are not using the Prudential GoalMaker tool for the investment of your account, but have instead built your own portfolio by selecting from the lineup of investment options offered, then your balances and instructions for future contributions will be transferred using a fund-to-fund mapping strategy. This mapping strategy is designed to transfer your current funds to a similar option being offered in the new list of investments. The table below describes how current balances and instructions for future investments will be transferred:

If You Have Balances or Instructions for Future Contributions in this Fund…	They Will be Transferred to this Fund…
JHancock Disciplined Value R3	JHancock Disciplined Value R6
Prudential Stock Index Z	Vanguard 500 Index Adm
Franklin Rising Dividends R	JPMorgan Disciplined Equity R6
T. Rowe Price Growth Stock R	T. Rowe Price Instl Large Cap Growth
Wells Fargo Advantage Growth Inv	American Funds New Economy R6
Goldman Sachs Mid Cap Value A	Vanguard Mid-Cap Value Index Adm
Ivy Mid Cap Growth A	Baird MidCap Instl
JPMorgan US Small Company A	Vanguard Small Cap Index Adm
Eagle Small Cap Growth R3	Franklin Small Cap Growth R6
American Funds Capital World G/I R3	American Funds New Perspective R6
Thornburg International Value A	American Funds EuroPacific Gr R6
American Funds American Balanced R3	American Funds American Balanced R6
Ivy High Income R	Ivy High Income I
PIMCO Mortgage-Backed Securities A	Prudential Total Return Bond Z
PIMCO Total Return A	Prudential Total Return Bond Z
Prudential Stable Value	Wells Fargo Stable Value Class C
Ocean Shore Holding Company	Ocean Shore Holding Company

© 2014 THE NEWPORT GROUP	RETIREMENT PLAN SERVICES: BLACKOUT NOTICE 06122014

Ocean Shore Holding Company Stock

Any balances in and elections for future contributions to the Ocean Shore Holding Company Stock will be unchanged during the transition. Existing shares will be transferred in-kind.

Stable Value Fund

The stable value fund has restrictions that require current balances to be maintained during the transfer. There will be a change in share class during the transition, but any current balance held in the stable value fund will simply move to the new share class during the transfer. This situation applies whether or not you are using the GoalMaker tool. However, if you are using the GoalMaker tool, your instructions for future contributions will be transferred to one of the Vanguard Target Retirement funds as described in Track A above.

The effective date of Plan changes and the end of the transition period are estimates and may vary. If the period in which you are unable to access your account changes, you will be notified. Unless otherwise noted, transaction requests confirmed after the close of the market, normally 4 p.m. ET or on weekends or holidays will receive the next available closing price. To protect shareholders, mutual funds available through the plan reserve the right to modify or terminate their exchange privileges.

Important Note: Fund companies reserve the right to impose short-term redemption fees on fund sales that have not been held for a required minimum term, restrict future purchase transfers in the fund for a designated length of time, or both. These measures are designed to discourage short-term or excessive trading. Please refer to the individual fund prospectus for more information. Due to recordkeeping limitations some market timing restrictions may be slightly more restrictive than the fund prospectus. Please note that any redemption fees applied to your account are paid to the mutual fund family and not paid to your plan, fund advisor, or record keeper. If you would like to make changes to your current account balances or to your current investment options, you may do so by accessing your current account. When the transition period ends, you will receive information that details how to access and track your account; this will be your notification that the transition is complete, activities that were put on hold will resume at that time.

Important Note: Investment fund returns will vary and may lose value. Investments are not guaranteed or FDIC insured.

© 2014 THE NEWPORT GROUP	RETIREMENT PLAN SERVICES: BLACKOUT NOTICE 06122014